SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 							WATTS INDUSTRIES, INC.




Date:  February 7, 1994                	By:	_________________________
	                                          	Kenneth J. McAvoy
                                          		Vice President of Finance
	                                          	and Treasurer; Principal
                                          		Financial Officer